CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Post-Effective Amendment of StarBase Corporation of our report dated June 14, 1999, with respect to the consolidated financial statements of ObjectShare, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-30260), and related Proxy Statement/Prospectus of StarBase Corporation, for the registration of common stock.

                                                          /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP

Orange County, California
April 10, 2000